As filed with the Securities and Exchange Commission on June 30, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QCR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1397595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3551 Seventh Street

Moline, Illinois 61265

(309) 743-7721

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Todd A. Gipple

Executive Vice President, Chief Operating Officer and Chief Financial Officer

3551 Seventh Street

Moline, Illinois 61265

(309) 743-7745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. Fleetwood, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $1.00 par value per share(2)
Preferred Stock, $1.00 par value per share(2)
Debt Securities(3)
Warrants(4)
Depositary Shares(5)
Subscription Rights(6)
Stock Purchase Contracts
Stock Purchase Units
Units
TOTAL			$75,000,000.00	$9,660.00

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $75,000,000.00. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933.
(2)	Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.
(3)	The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.
(4)	Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.
(5)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(6)	Rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

QCR Holdings, Inc. (“we,” “us,” “our” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “QCRH”. Our principal executive offices are located at 3551 Seventh Street, Moline, Illinois 61265 and our telephone number is (309) 743-7721.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2014.

i

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, which we refer to as the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with SEC using a “shelf” registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain, and future oral and written statements of the Company and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act

of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information available to management at the time the statements are made, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “likely,” or other similar expressions. Additionally, all statements in this prospectus and the documents we incorporate by reference in this prospectus, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries. These additional factors include, but are not limited to, the following:

•	The economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the U.S. to any such threats and attacks.

•	The costs, effects and outcomes of existing or future litigation.

•	Changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the SEC or the Public Company Accounting Oversight Board.

•	The ability of the Company to manage the risks associated with the foregoing as well as anticipated.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

QCR HOLDINGS, INC.

We are a multi-bank holding company headquartered in Moline, Illinois, formed in February 1993 under the laws of the state of Delaware. We serve the Quad Cities, Cedar Rapids and Rockford communities through the following three wholly-owned banking subsidiaries, which provide full-service commercial and consumer banking and trust and asset management services:

•	Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994;

•	Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001; and

•	Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005.

With the acquisition of Community National Bancorporation on May 13, 2013, we now serve the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. We also engage in direct financing lease contracts through m2 Lease Funds, LLC, a wholly-owned subsidiary of Quad City Bank & Trust Company based in Brookfield, Wisconsin. At March 31, 2014, we had assets of $2.4 billion, deposits of $1.7 billion and stockholders’ equity of $141.4 million.

Our principal executive office is located at 3551 Seventh Street, Moline, Illinois 61265 and our telephone number is (309) 743-7721.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at a banking subsidiary of the Company.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Bylaws, as amended (our “Bylaws”), the Delaware General Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Certificate of Incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Certificate of Incorporation, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

We have the authority to issue 20,000,000 shares of common stock, $1.00 par value per share, and 250,000 shares of preferred stock, $1.00 par value per share. As of June 26, 2014, we had 7,926,643 shares of common stock (exclusive of shares held in treasury) and no shares of preferred stock issued and outstanding.

On June 30, 2014, the Company redeemed the remaining 14,867 shares of its Series F Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock”) from the United States Department of the Treasury (“Treasury”) for an aggregate redemption amount of $14,867,000 plus unpaid dividends to the date of redemption of $330,791.

Previously, on September 15, 2011, the Company issued 40,090 shares of Series F Preferred Stock to the Treasury for an aggregate purchase price of $40,090,000. The sale of Series F Preferred Stock was the result of an investment by Treasury under the Small Business Lending Fund. Prior to the final redemption on June 30, 2014, the Company redeemed 10,223 shares of Series F Preferred Stock on June 29, 2012, and redeemed 15,000 shares of Series F Preferred Stock on March 31, 2014.

Common Stock

Dividend Rights. Holders of our common stock are entitled to receive any cash dividends that may be declared by our board of directors. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements and those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to any outstanding series of our preferred stock having preferential rights with respect to dividends have been paid.

Voting Rights. Each share of common stock entitles the holder thereof to one vote per share on all matters on which the holders of our common stock are entitled to vote. The common stock does not have cumulative voting rights.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights. The holders of our common stock have no preemptive rights.

Miscellaneous. Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

General. We may issue up to 250,000 shares of preferred stock, $1.00 par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Series B Junior Participating Preferred Stock

We have 10,000 shares of preferred stock designated as Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”), $1.00 par value per share, none of which were issued and outstanding as of June 26, 2014. As discussed under the heading “—Antitakeover Provisions—Stockholders’ Rights Agreement,” we declared a dividend of one right for each share of our common stock in conjunction with the adoption of a stockholders’ rights plan, which represented the right to purchase one one-thousandth of a share of Series B Preferred Stock. Pursuant to the terms of the stockholders’ rights plan, one right will be issued with each share of common stock issued by the Company, which right will be governed by the stockholders’ rights plan.

Anti-Takeover Provisions

General. Certain provisions of our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

Certificate of Incorporation; Bylaws. These provisions of our Certificate of Incorporation and our Bylaws include the following:

•	Our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, and have the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

•	Our Certificate of Incorporation does not provide for cumulative voting for any purpose, and our Certificate of Incorporation also provides that any action required or permitted to be taken by stockholders may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting unless authorized by not less than 80% of the directors;

•	Certain transactions (including any merger or consolidation, the sale, lease or exchange of all of substantially all assets, any issuance or transfer of any voting securities to any other entity in exchange for cash, assets or securities, and the voluntary dissolution of the Company) must be approved by at least 75% of the outstanding voting stock, unless approved by not less than 80% of the directors;

•	When evaluating a proposal by another person to make a tender or exchange offer for an equity security, to merge or consolidate with us or to purchase or otherwise acquire all or substantially all of our assets, our Certificate of Incorporation allows the board of directors to consider non-stockholder interests, such as the social and economic effects of the transaction on us and our subsidiaries and the other elements of the communities in which we and our subsidiaries operate or are located; and

•

The amendment of our Certificate of Incorporation must be approved by a majority vote of the board of directors and also by a majority vote of the outstanding shares of our common stock, provided, however, that an affirmative vote of at least 75% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of our Certificate of Incorporation, including provisions (a) governing amendment of our Bylaws, (b) relating to the use of written ballots, (c) limiting business combinations with interested stockholders, (d) limiting the stockholders’ ability to act by written consent, and (e) regarding amendment of the foregoing supermajority provisions of our Certificate of Incorporation. Our Bylaws may be amended only by vote of 80% of the board of directors or by affirmative vote of not less than 75% of the outstanding shares of stock then entitled to vote.

Stockholders’ Rights Agreement. On May 8, 2013, we entered into the Amended and Restated Rights Agreement, which we refer to as the Amended Rights Agreement, between the Company and Quad City Bank & Trust Company, as rights agent. The Amended Rights Agreement amended, restated and replaced the Rights Agreement, which we refer to as the Original Rights Agreement, between the same parties, dated as of September 11, 2003, which previously governed the preferred stock purchase rights, or the Rights, granted thereunder. The Amended Rights Agreement was approved by our stockholders at the 2013 annual meeting.

The Original Rights Agreement was implemented to reduce our vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of our board of directors. In connection with the Original Rights Agreement, our board of directors authorized and declared a dividend of one Right for each share of our common stock outstanding as of the close of business on September 22, 2003, with each Right representing the right to purchase one one-thousandth (subject to adjustment) of a share of Series B Preferred Stock. Since that time, Rights have been automatically issued with each share of common stock we issue. The Rights have no immediate economic value to our stockholders and cannot be exercised unless and until a person, group or entity acquires 20% or more of our common stock or announces a tender offer. The Rights Agreement also permits our board of directors to redeem each right for $0.01 under various circumstances. In general, the Rights Agreement provides that if a person, group or entity acquires a 20% or larger stake in the Company or announces a tender offer, and our board of directors chooses not to redeem the rights, all holders of rights, other than the 20% stockholder or the tender offeror, will be able to purchase a certain amount of our common stock for half of its market price. The Rights Agreement will expire pursuant to its terms on May 1, 2016.

Delaware Law. As we have not elected to opt out of the applicability of Section 203 of the Delaware General Corporation Law in our Certificate of Incorporation, we are currently governed by this section of Delaware law. Under Section 203 of the Delaware General Corporation Law, subject to exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Any holder of 25% or more (or between 10% and 25%, if the holder is unable to rebut the presumption that it controls the Company) of the outstanding shares of a class of our voting stock, other than an individual, is subject to supervision and regulation as a bank holding company under the BHCA. In calculating a holder’s aggregate ownership of our common stock for purposes of these banking regulations, the Federal Reserve likely would include at least the minimum number of shares (and could instead include the maximum number of shares) of our common stock that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity.

If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that our then authorized but yet undesignated shares of preferred stock is not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the subscription rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

•	the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the NASDAQ Global Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of QCR Holdings, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference in this prospectus in reliance upon the reports of McGladrey LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.qcrh.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to QCR Holdings, Inc., 3551 Seventh Street, Moline, Illinois 61265, Attention: Corporate Secretary, telephone: (309) 743-7721.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering (other than information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 10, 2014;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2014 (except the information furnished under Item 2.02 thereof), March 31, 2014, April 7, 2014, April 24, 2014 (except the information furnished under Item 2.02 thereof), May 1, 2014, May 6, 2014, May 15, 2014 and June 17, 2014; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on August 9, 1993, including all amendments and reports filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

QCR Holdings, Inc.

Attention: Corporate Secretary

3551 Seventh Street

Moline, Illinois 61265

Telephone number: (309) 743-7721

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$9,660.00
Trustee Fees	*
Printing Expenses	*
Rating Agency Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	*

*	These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (d) for any transactions from which the director derived an improper personal benefit.

Article IX of our Certificate of Incorporation and Article VII of our Bylaws provide that we shall, to the full extent permitted by law, indemnify those persons whom we may indemnify pursuant thereto, and contain provisions substantially similar to Section 145 of the Delaware General Corporation Law.

We have obtained directors’ and officers’ liability insurance. The policy provides for $15.0 million in coverage including prior acts dating to the Company’s inception and liabilities under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Certificate of Incorporation of QCR Holdings, Inc. and amendments thereto (incorporated by reference to Exhibit 3.1 of the Company’s Amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2011).

3.2	Bylaws of QCR Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 18, 2010).

4.1	Specimen of stock certificate representing QCR Holdings, Inc. common stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2 filed August 3, 1993 (Registration No. 33-67028)).

4.2	Form of Certificate of Designations of Preferred Stock.*

4.3	Form of Preferred Stock Certificate.*

4.4	Form of Warrant and Warrant Certificate.*

4.5	Form of Indenture.

4.6	Form of Senior Debt Security.*

4.7	Form of Subordinated Debt Security.*

4.8	Form of Purchase Contract Agreement.*

4.9	Form of Depositary Agreement and Depositary Receipt.*

4.10	Form of Subscription Certificate.*

4.11	Form of Subscription Agent Agreement.*

4.12	Form of Unit Agreement and Unit Certificate.*

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

23.1	Consent of McGladrey LLP.

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.*

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moline, state of Illinois, on the 30th day of June, 2014.

QCR HOLDINGS, INC.

By:	/s/ Todd A. Gipple
Todd A. Gipple Executive Vice President, Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Douglas M. Hultquist and Todd A. Gipple his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on June 30, 2014.

Signature	Title

/s/ James J. Brownson James J. Brownson	Chairman of the Board of Directors

/s/ Patrick S. Baird Patrick S. Baird	Vice Chairman of the Board of Directors

/s/ Lindsay Y. Corby Lindsay Y. Corby	Director

/s/ Todd A. Gipple Todd A. Gipple	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Larry J. Helling Larry J. Helling	Director

/s/ Douglas M. Hultquist Douglas M. Hultquist	President, Chief Executive Officer and Director (Principal Executive Officer)

Signature	Title

/s/ Marc C. Kilmer Marc C. Kilmer	Director

/s/ Linda K. Neuman Linda K. Neuman	Director

/s/ John R. Oakes John R. Oakes	1st Vice President, Controller and Director of Financial Reporting (Principal Accounting Officer)

/s/ Michael L. Peterson Michael L. Peterson	Director

/s/ Ronald G. Peterson Ronald G. Peterson	Director

/s/ Donna J. Sorensen Donna J. Sorensen	Director

/s/ John D. Whitcher John D. Whitcher	Director

/s/ Marie Z. Ziegler Marie Z. Ziegler	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Certificate of Incorporation of QCR Holdings, Inc. and amendments thereto (incorporated by reference to Exhibit 3.1 of the Company’s Amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2011).

3.2	Bylaws of QCR Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 18, 2010).

4.1	Specimen of stock certificate representing QCR Holdings, Inc. common stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2 filed August 3, 1993 (Registration No. 33-67028)).

4.2	Form of Certificate of Designations of Preferred Stock.*

4.3	Form of Preferred Stock Certificate.*

4.4	Form of Warrant and Warrant Certificate.*

4.5	Form of Indenture.

4.6	Form of Senior Debt Security.*

4.7	Form of Subordinated Debt Security.*

4.8	Form of Purchase Contract Agreement.*

4.9	Form of Depositary Agreement and Depositary Receipt.*

4.10	Form of Subscription Certificate.*

4.11	Form of Subscription Agent Agreement.*

4.12	Form of Unit Agreement and Unit Certificate.*

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

23.1	Consent of McGladrey LLP.

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.*

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein.